Exhibit 10.1

EXECUTION VERSION

WOODBRIDGE HOLDINGS, LLC

PURCHASE AGREEMENT

Dated as of April 2, 2013

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of April 2, 2013, is made by and among Woodbridge Holdings, LLC, a Florida limited liability company (the “Company” or “Woodbridge”), BBX Capital Corporation, a Florida corporation (the “Investor”), and, solely for the limited purposes of Section 7, BFC Financial Corporation, a Florida corporation (“BFC”).

RECITALS

WHEREAS, Woodbridge currently owns shares of common stock of Bluegreen Corporation, a Massachusetts corporation (“Bluegreen”), representing approximately 53.4% of the issued and outstanding shares of such stock;

WHEREAS, BFC, Woodbridge, Bluegreen and BXG Florida Corporation, a Florida Corporation (“BXG”), are parties to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2012, pursuant to which BXG would merge with and into Bluegreen (the “Merger”), with Bluegreen continuing as the surviving corporation of the Merger and a wholly owned subsidiary of Woodbridge, upon the terms and conditions set forth in the Merger Agreement;

WHEREAS, subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Bluegreen common stock issued and outstanding immediately prior to such effective time (other than shares of Bluegreen common stock to be canceled without any consideration therefor pursuant to Section 3.1(c) of the Merger Agreement and the Dissenting Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $10.00 in cash, without interest thereon (the “Merger Consideration”);

WHEREAS, BFC’s and Woodbridge’s obligations to consummate the Merger are conditioned upon, inter alia, Woodbridge obtaining the financing to fund the Merger Consideration, with the Cash Portion (as defined below) comprising a material part of such financing;

WHEREAS, Woodbridge desires to issue and sell to the Investor an aggregate of 46 units (the “Units”) of membership interests in Woodbridge (“Membership Interests”) which would represent 46% of the total outstanding Membership Interests, and the Investor desires to purchase the Units on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale.

1.1 Sale and Issuance of the Units. In consideration of and in reliance upon the representations, warranties and covenants set forth herein and in each of the other agreements and documents contemplated hereby and subject to the terms and conditions set forth in this Agreement (including, without limitation, the conditions set forth in Sections 5 and 6), the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, the Units for $60 million in cash (the “Cash Portion”) and $11.75 million in the form of a promissory note issued by the Investor in favor of the Company (the “Debt Portion”, and, together with the Cash Portion, the “Purchase Price”).

1.2 Closing. The closing of the purchase and sale of the Units shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130, contemporaneously with the closing of the Merger (as set forth in the Merger Agreement), subject to the satisfaction or waiver of all of the conditions set forth in this Agreement (which time, date and place are referred to in this Agreement as the “Closing”). For purposes of allocation of expenses, adjustments, tax and other financial effects of the transactions contemplated hereby, the Closing shall be deemed to have occurred at 11:59 p.m. Eastern Standard Time on the date of the Closing. The transfers and deliveries described in Section 5 and Section 6 shall be mutually interdependent and shall be regarded as occurring simultaneously, and, any other provision of this Agreement notwithstanding, no such transfer or delivery shall become effective or shall be deemed to have occurred until all of the other transfers and deliveries provided for in Section 5 and Section 6 shall also have occurred.

1.3 Taxes and Filings. The Company shall pay all taxes payable with respect to the issuance of the Membership Interests and shall make all appropriate filings required to be made by the Company with respect to the transactions contemplated by this Agreement.

2. Representations and Warranties of the Company.

For purposes of the representations and warranties set forth in this Section 2, “Knowledge” with respect to the Company means the actual knowledge of a particular fact or other matter of Alan B. Levan, Seth M. Wise or John K. Grelle after reasonable inquiry and diligence taking into account the respective duties and responsibilities of each such officer of Woodbridge. In this Agreement, “Material Adverse Effect” means, with respect to the Company and Bluegreen, an effect, event, development or change that is materially adverse to the business, assets, properties, results of operations or financial condition of the Company and Bluegreen, taken as a whole, or any effect, event, development or change arising out of or resulting therefrom, in each case other than any of the following: (i) changes in the general United States or global economy, or conditions that affect the real estate, timeshare sales or marketing, or resort management industries generally, (ii) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (iii) earthquakes, hurricanes, floods or other natural disasters, (iv) changes in generally accepted accounting principles (“GAAP”) following the date hereof, (v) changes in law following the date hereof or (vi) the announcement of this Agreement and the transactions contemplated hereby, provided that, in the case of clauses (i)-(v), such effects do not have a disproportionate impact on the Company or Bluegreen relative to other participants in the real estate, timeshare sales and marketing and resort management industries. For all purposes of this Agreement, the transactions and other documents and agreements contemplated hereby shall not be deemed to include the Merger Agreement or the Merger (except as it relates to the financing thereof).

2.1 Organization and Standing.

(a) The Company (i) is a limited liability company duly organized and validly existing under the laws of the State of Florida, and its status is active, (ii) has all requisite limited liability company power and authority to carry on its business as now conducted and as currently proposed to be conducted and (iii) except as could not reasonably be expected to have a Material Adverse Effect, is duly qualified to transact business and is in good standing in each other jurisdiction where such qualification is necessary.

(b) To the Company’s Knowledge, Bluegreen (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts, (ii) has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted and (iii) except as could not reasonably be expected to have a Material Adverse Effect, is duly qualified to transact business and is in good standing in each other jurisdiction where such qualification is necessary.

2.2 Capitalization. BFC owns all the outstanding equity securities of Woodbridge. Other than as contemplated by this Agreement, there are no options, warrants or rights outstanding to acquire any equity securities of Woodbridge. Immediately following the Closing, the outstanding capital of the Company will consist of 100 units of Membership Interests, 46 of which will be held by the Investor and 54 of which will be held by BFC.

2.3 Subsidiary. At the Closing, after giving effect to the consummation of the Merger, the Company will be the sole record and beneficial owner of one hundred percent (100%) of the issued and outstanding equity securities of Bluegreen with good and valid title thereto, free and clear of all liens, charges, restrictions, claims and encumbrances (“Encumbrances”), and with the sole right to vote such equity securities.

2.4 Authorization; Enforceability.

(a) The Company has all requisite limited liability company power and authority to execute, deliver and perform, as applicable, this Agreement and each of the other agreements and documents contemplated hereby.

(b) All limited liability company action on the part of the Company and its officers, managers and equity holders necessary for (i) the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and each of the other agreements and documents contemplated hereby and (ii) the issuance and sale by the Company of the Units hereunder, has been taken or will be taken at or prior to the Closing. Assuming the due execution by all applicable counterparties, each of this Agreement and each of the other agreements and documents contemplated hereby constitutes, or will constitute as of the Closing, a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (A) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) to the extent that the enforceability of the indemnification provisions may be limited by applicable laws.

2.5 Validity of Securities and Issuance. The Units (i) are duly authorized, (ii) when issued and sold to the Investor in accordance with the terms of this Agreement will be validly issued, (iii) after receipt of all consideration due therefor, will be fully paid and nonassessable with no personal liability attaching to the ownership thereof and (iv) will be free and clear of any and all Encumbrances created as a result of actions taken by the Company.

2.6 Financial Statements; Liabilities.

(a) The Company has delivered to the Investor the consolidated balance sheets of the Company and Bluegreen as of December 31, 2012 and December 31, 2011 (collectively, the “Financial Statements”).

(b) The Financial Statements of the Company, adjusted to reflect the Company’s interest in Bluegreen on a non-consolidated basis (the “Company Financial Statements”), fairly present in all material respects the financial condition and results of operations of the Company (excluding the consolidated financial condition and results of operations of Bluegreen), and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other (other than as specifically noted therein or normally recurring adjustments in the Company Financial Statements as of December 31, 2012). There are no liabilities or obligations of the Company, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability or obligation for taxes and any liability under any guaranty or indemnification arrangement, but in each case excluding any liabilities or obligations of Bluegreen (“Company Liabilities”), other than as reflected in the Company Financial Statements as of December 31, 2012, the obligations of the Company provided for in this Agreement and Company Liabilities incurred after December 31, 2012 in the ordinary course of business consistent with past practice. Notwithstanding anything to the contrary contained in this Agreement, any revision or restatement of the Company Financial Statements which results solely from a revision or restatement of the Financial Statements of Bluegreen shall not be deemed to constitute a breach of this representation and warranty for purposes of the indemnification provisions contained in Section 7.

(c) To the Company’s Knowledge, the Financial Statements of Bluegreen fairly present in all material respects the financial condition and results of operations of Bluegreen, and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other (other than as specifically noted therein or normally recurring adjustments in the Financial Statements of Bluegreen as of December 31, 2012). To the Company’s Knowledge, there are no liabilities or obligations of Bluegreen, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability or obligation for taxes and any liability under any guaranty or indemnification arrangement (“Bluegreen Liabilities”), other than as reflected in the Financial Statements of Bluegreen as of December 31, 2012, the obligations of Bluegreen with respect to the Merger and Bluegreen Liabilities incurred after December 31, 2012 in the ordinary course of business consistent with past practice.

2.7 Absence of Events. Except as set forth in “Item 3 - Legal Proceedings” and “Item 8 – Financial Statements and Supplementary Data” of BFC’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 10-K”) or as contemplated by this Agreement or the Merger Agreement, from December 31, 2012 through the date hereof, the Company has not:

(a) suffered an event which has had or could reasonably be expected to have a Material Adverse Effect;

(b) experienced any material damage, destruction or loss to any of its material assets (whether or not covered by insurance);

(c) sold, exchanged or otherwise disposed of, or pledged, mortgaged or encumbered in any way, any of its material assets or rights or any revenues derived therefrom, other than in the ordinary course of business;

(d) declared or paid or set aside any dividends or reserved funds or authorized or made any distribution upon or with respect to the outstanding Membership Interests or any other securities or equity interests of the Company;

(e) incurred any indebtedness for money borrowed or any other liabilities which individually are in excess of $250,000, or made any loans or advances to any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any government or governmental agency (each a “Person”), other than advances for travel or other business expenses consistent with past practice;

(f) made any material change in any accounting principle or method or election for federal income tax purposes used by the Company except for changes required by GAAP;

(g) acquired any assets or property or made any capital expenditures, additions or improvements or commitments for the same, except those which do not exceed $250,000 in the aggregate; or

(h) committed to do any of the foregoing.

2.8 Litigation. Except as set forth in “Item 3 – Legal Proceedings” and “Item 8 – Financial Statements and Supplementary Data” of the 2012 10-K, (i) there is no material action, suit, proceeding or investigation pending or, to the Company’s Knowledge, threatened against the Company or, to the Company’s Knowledge, against any manager, officer or employee of the Company, in his or her capacity as such, and (ii) the Company is not a party to, or subject to the provisions of, any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The foregoing includes, without limitation, any suits, claims, actions, proceedings or investigations pending or, to the Company’s Knowledge, threatened involving the prior employment of any of the Company’s employees, their employment in connection with the Company’s business or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Except as set forth in “Item 3 – Legal Proceedings” and “Item 8 –

Financial Statements and Supplementary Data” of the 2012 10-K, there is no material action, suit, proceeding or investigation which has been initiated by the Company and is currently pending or that the Company intends to initiate.

2.9 Compliance with Law and Instruments; Permits. The Company has not violated in any material respect any material applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. The Company has all material franchises, permits, licenses and similar authority necessary for the conduct of its business.

2.10 Tax Returns and Payments. All federal, state and local tax returns and reports of the Company required by law to be filed have been duly filed and all taxes and other fees due thereon have been paid. No material audit, deficiency, assessment or proposed adjustment of the Company’s federal, state or local income, franchise or other taxes has occurred in the past five years or is pending and there is no material tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

2.11 Consents. Except for the consent of BFC, as the sole member of the Company (which consent has been obtained), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or any other Person or entity is required to be made or obtained by the Company in connection with the consummation of the transactions contemplated by this Agreement or the other agreements and documents contemplated hereby.

2.12 Investment Company. The Company is not, and immediately following the Closing will not be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”). For the avoidance of doubt, the Company does not represent or warrant with respect to the “investment company” status (within the meaning of the Investment Company Act) of the Investor.

2.13 Finders. The Company is not obligated for any finder’s fee or commission in connection with the transactions contemplated hereby.

2.14 Disclosure. To the Company’s Knowledge, no representation, warranty or statement by the Company in this Agreement (including the exhibits hereto) or in any of the other agreements and documents contemplated hereby, or in any written statement or certificate furnished to the Investor pursuant to such agreements, or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of the Investor.

As a material inducement to the Company to enter into and perform its obligations under this Agreement, the Investor represents and warrants to the Company as of the date hereof and the Closing as follows:

3.1 Organization; Standing. The Investor is a corporation duly organized and validly existing under the laws of the State of Florida, and its status is active. The Investor has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as currently proposed to be conducted.

3.2 Authorization; Enforceability. The Investor has all requisite corporate power and authority to execute, deliver and perform this Agreement and each of the other agreements and documents contemplated hereby. All action on the part of the Investor and its directors, officers and shareholders, necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement and each of the other agreements and documents contemplated hereby to which it is a party has been taken or will be taken at or prior to the Closing. Assuming the due execution by all applicable counterparties, this Agreement and each of the other agreements and documents contemplated hereby to which the Investor is a party constitutes the valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally or by equitable principles, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

3.3 Investment Intent. The Units will be acquired by the Investor for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution or granting of a participation right therein, in whole or in part, in violation of the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction applicable to the Investor.

3.4 Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act.

3.5 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental entity or any other Person or entity is required to be made or obtained by the Investor in connection with the consummation of the transactions contemplated by this Agreement or any of the other agreements and documents contemplated hereby.

3.6 Financing. The Investor shall have at the Closing sufficient unrestricted cash on hand to pay the Cash Portion.

4. Covenants.

4.1 Operation of the Business. From the date hereof until the Closing (unless the Investor shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, or unless otherwise expressly permitted hereunder) the Company shall (a) conduct its business in the ordinary course consistent with past practice and in compliance with all applicable laws, (b) use its reasonable best efforts to preserve intact its business assets, organizations, relationships with third parties and goodwill and keep available the services of its present employees and independent contractors, (c) confer with the Investor concerning operational matters of a material nature and (d) otherwise convey to the Investor the occurrence of any material event as soon as reasonably practicable. Without limiting the generality of the foregoing, during the period from the date hereof until the Closing (unless the Investor shall otherwise consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, or unless otherwise expressly permitted hereunder), (1) the Company shall not issue or sell any Membership Interests, (2) BFC shall not sell, pledge, transfer, dispose of or encumber any of its Membership Interests, (3) the Company shall not take, and shall use its reasonable best efforts to not permit or suffer to occur or exist, any action, circumstance or state of facts described in Section 2.8, and (4) the Company shall not consent to Bluegreen taking, or permitting or suffering to occur or exist, any action, circumstance or state of facts described in Section 6.1 of the Merger Agreement.

4.2 Efforts to Consummate; Filings and Approvals.

Each of the Company and the Investor shall use its reasonable best efforts to take all actions and do all things necessary to consummate, as soon as reasonably practicable, the transactions contemplated hereby, including, without limitation, satisfying the conditions to the other party’s obligations to close the transactions contemplated hereby and avoiding taking any action that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any consent or order from any Person prior to the Closing.

4.3 Notification.

(a) The Company shall promptly notify the Investor in writing if, at any time prior to the Closing, the Company becomes aware of any material event, fact or condition that would cause the Company’s representations and warranties in this Agreement to be untrue in any material respect or which makes the satisfaction of the conditions to the Investor’s obligations to close the transactions contemplated hereby impossible or unlikely; provided that no disclosure by the Company pursuant to this Section 4.3(a) shall be deemed to amend or supplement any representation or to prevent or cure any misrepresentation, breach of warranty or breach of covenant or other breach of this Agreement.

(b) The Investor shall promptly notify the Company in writing if, at any time prior to the Closing, the Investor becomes aware of any event, fact or condition that would cause the Investor’s representations and warranties in this Agreement to be untrue in any material respect or which makes the satisfaction of the conditions to the Company’s obligation to close the transactions contemplated hereby impossible or unlikely; provided that no disclosure by the Investor pursuant to this Section 4.3(b) shall be deemed to amend or supplement any representation or to prevent or cure any misrepresentation, breach of warranty or breach of covenant or other breach of this Agreement.

4.4 Use of Proceeds. All of the Cash Portion of the Purchase Price will be used by the Company as Merger Consideration or to pay fees and expenses related to the Merger.

5. Conditions to the Investor’s Obligations at the Closing.

The obligation of the Investor under this Agreement to purchase and pay for the Units being purchased by it at the Closing and otherwise consummate the transactions contemplated hereby is subject to the fulfillment (or waiver by the Investor in writing), on or before the Closing, of the following conditions:

5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 that are qualified by materiality or “Material Adverse Effect” shall be true, correct and complete on and as of the date of this Agreement and the Closing with the same force and effect as if they had been made at such time, and the representations and warranties of the Company contained in Section 2 that are not so qualified shall be true, correct and complete in all material respects on and as of the date of this Agreement and the Closing with the same force and effect as if they had been made at such time; provided, however, that representations and warranties that address matters as of a particular date shall be true and correct or true and correct in all material respects, as applicable, as of such date.

5.2 Performance. The Company shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

5.3 Approvals and Waivers. Any consent required for the consummation of the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby shall have been obtained. All permits, approvals, filings and consents required to be obtained or made, and all waiting periods required to expire, prior to the consummation of the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby under all applicable laws, rules and regulations shall have been obtained, made or expired, as the case may be, and all such waiting periods shall have lapsed, and all such permits, approvals, filings and consents shall be in full force and effect.

5.4 No Material Adverse Change. From the date of this Agreement to the Closing, there shall have not occurred a Material Adverse Effect with respect to the Company or Bluegreen which is continuing.

5.5 Amended and Restated Company Operating Agreement. BFC shall have executed and delivered the Amended and Restated Company Operating Agreement in the form attached hereto as Exhibit A (the “Amended and Restated Company Operating Agreement”).

5.6 Related Documents. The Company and all other parties thereto shall have executed and delivered to the other parties each of the other agreements and documents contemplated hereby to which they are a party.

5.7 Merger Agreement Closing Obligations. BFC or the Company shall have delivered to the Investor a copy of the Officer’s Certificate of Bluegreen delivered to BFC and/or the Company pursuant to Section 8.3(d) of the Merger Agreement, and, except for those obligations of each party under the Merger Agreement which have to be fulfilled immediately prior to or at the closing of the Merger, the respective obligations of each party under the Merger Agreement to consummate and effect the Merger and the other transactions contemplated under the Merger Agreement shall have been fulfilled or waived; provided further that none of the conditions set forth in Section 8.3 of the Merger Agreement to the obligations of BFC and the Company to consummate and effect the Merger and the other transactions contemplated under the Merger Agreement shall have been waived without the prior written consent of the Investor.

5.8 Compliance Certificate. The Company shall have delivered to the Investor a certificate, dated as of the Closing, of its Chief Executive Officer certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

6. Conditions to the Company’s Obligations at the Closing.

The obligations of the Company under this Agreement are subject to the satisfaction (or waiver in writing by the Company) on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true, correct and complete in all material respects on and as of the date of this Agreement and the Closing with the same force and effect as if they had been made at such time.

6.2 Performance. The Investor shall have performed and complied in all material respects with all other conditions, covenants and agreements contained in this Agreement required to be performed or complied with by it on or before the Closing.

6.3 Promissory Note. The Investor shall have executed and delivered to the Company the promissory note in the form attached hereto as Exhibit B (the “Promissory Note”).

6.4 Amended and Restated Company Operating Agreement. The Investor shall have executed and delivered the Amended and Restated Company Operating Agreement.

6.5 Related Documents. The Investor and all other parties thereto shall have executed and delivered to the other parties each of the other agreements and documents contemplated hereby to which they are a party.

6.6 Transfer of Funds. The Investor shall have delivered the Cash Portion payable in immediately available funds by wire transfer to an account or accounts designated by the Company in writing.

6.7 Approvals and Waivers. Any consent required for the consummation of the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby shall have been obtained. All permits, approvals, filings and consents required to be obtained or made, and all waiting periods required to expire, prior to the consummation of the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby under all applicable laws, rules and regulations shall have been obtained, made or expired, as the case may be, and all such waiting periods shall have lapsed, and all such permits, approvals, filings and consents shall be in full force and effect.

6.8 Merger Agreement Closing Obligations. The respective obligations of each party under the Merger Agreement to consummate and effect the Merger and the other transactions contemplated under the Merger Agreement shall have been fulfilled or waived, except for those obligations of each party under the Merger Agreement which have to be fulfilled immediately prior to the closing of the Merger.

6.9 Compliance Certificate. The Investor shall have delivered to the Company a certificate, dated as of the Closing, of its President certifying that the conditions specified in Sections 6.1 and 6.2 have been fulfilled.

7. Indemnification.

7.1 Indemnification by BFC. Subject to Section 7.2, BFC shall indemnify, defend and hold harmless the Investor and its directors, officers, shareholders and representatives (collectively, the “Investor Indemnified Parties”) after the Closing from and against any losses, deficiencies, damages, expenses, liabilities, assessments and judgments (including, without limitation, any consequential, punitive or special damages and reasonable costs and attorneys’ fees and other expenses arising out of any claim, or the defense or investigation thereof, made with respect to any of the foregoing) (collectively, the “Indemnifiable Expenses”) arising out of, based upon or resulting from (a) any inaccuracy of any representation or warranty of the Company contained in this Agreement (including all exhibits hereto) or in any certificate or document delivered by the Company in connection herewith (other than any inaccuracy of the representations and warranties set forth in Section 2.1(b) or Section 2.6(c)) and (b) any breach of any covenant or agreement of the Company contained in this Agreement.

7.2 Limitations on Liability.

(a) The representations and warranties of the Company contained herein (including all exhibits hereto) or in any certificate or document delivered by the Company in connection herewith (other than the representations and warranties set forth in Section 2.1(b) and Section 2.6(c), and as qualified by the last sentence of Section 2.6(b)) shall survive the Closing for a period of 18 months after the Closing, and thereafter BFC shall not have any liability (for indemnification or otherwise) with respect to any such representation or warranty, unless on or before the 18-month anniversary of the Closing, the Investor or applicable Investor Indemnified Party notifies BFC in writing of a claim for indemnification to be asserted specifying the factual basis of that claim in reasonable detail. The representations and warranties set forth in Section 2.1(b) and Section 2.6(c) shall not survive the Closing, and BFC shall not have any liability (for indemnification or otherwise) with respect thereto.

(b) BFC will have no obligation to indemnify any Investor Indemnified Party for any Indemnifiable Expenses under this Section 7 until such time as such Indemnifiable Expenses, in the aggregate, exceed $750,000, at which point BFC shall be liable for the entire amount of Indemnifiable Expenses, including the $750,000 threshold amount; provided, however, that the maximum amount of Indemnifiable Expenses for which BFC shall be liable under this Section 7 shall be $30,000,000 in the aggregate.

8. General.

8.1 Termination.

(a) This Agreement may, by written notice given prior to or at the Closing, be terminated:

(i) by each of the Company and the Investor, if the other party has breached any agreement or covenant of this Agreement in any material respect and such breach has not been waived; provided that if such breach is capable of being cured a party may not terminate this Agreement under this Section 8.1(a)(i) until a period of fifteen (15) days has expired from the date of written notice of such breach without such breach having been cured;

(ii) (A) by the Investor, if satisfaction of any of the conditions in Section 5 are or became impossible (other than through the failure of the Investor to comply with its obligations under this Agreement) and the Investor has not waived such condition or (B) by the Company, if satisfaction of any of the conditions in Section 6 are or became impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition;

(iii) by mutual consent of the Investor and the Company;

(iv) by the Investor (other than through failure of the Investor to comply with its obligations under this Agreement) or by the Company (other than through failure of the Company to comply with its obligations under this Agreement) if the Closing has not occurred before September 30, 2013.

(b) This Agreement shall terminate automatically and without any further action by the parties in the event of termination of the Merger Agreement.

If this Agreement is terminated pursuant to this Section 8.1, all further obligations of the parties under this Agreement shall terminate without liability of any party to the other parties to this Agreement.

8.2 Expenses. Each party will pay its own expenses in connection with the transactions contemplated by this Agreement and the other agreements and documents contemplated hereby.

8.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties (including permitted transferees of any Membership Interests). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Company or the Investor without the prior written consent of the other party. Any attempted assignment made in contravention of this Agreement shall be null and void and of no force or effect.

8.4 Amendment. This Agreement may be amended or modified in whole or in part at any time only by a writing signed by all of the parties hereto.

8.5 Remedies. Except for claims seeking specific performance or other injunctive relief or claims of, or causes of action arising from, fraud or willful misconduct, the indemnification provisions contained in Section 7 hereof constitute the sole and exclusive post-Closing remedy for breaches of representations, warranties and covenants contained in this Agreement. Subject to the preceding sentence, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

8.6 No Waiver. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No such waiver shall constitute a waiver of any of the waiving party’s other rights or remedies or of any other or future breach, violation or default hereunder.

8.7 Consent to Jurisdiction.

(a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the federal and state courts of Florida located in Broward County, Florida for the purpose of any action arising out of or relating to this Agreement, and each of the parties hereto irrevocably agrees that all claims in respect to such action may be heard and determined exclusively in such courts. Each of the parties hereto agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by the laws of the State of Florida, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.11, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

8.8 Jury Trial Waiver. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

8.9 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, without giving effect to principles of conflicts of laws.

8.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by facsimile (ii) one day after being sent by nationally recognized overnight delivery service or (iii) five days after having been mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Woodbridge or BFC, addressed to the applicable party at:

401 East Las Olas Blvd., Suite 800

Fort Lauderdale, Florida 33301

Attention: Chief Executive Officer

Facsimile: (954) 940-5050

with a copy addressed to (which shall not constitute notice):

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

150 West Flagler Street, Suite 2200

Miami, Florida 33130

Attention: Alison W. Miller, Esq.

Facsimile: (305) 789-3395

If to the Investor, addressed to:

BBX Capital Corporation

401 East Las Olas Blvd., Suite 800

Fort Lauderdale, FL 33301

Attention: President

Facsimile: (954) 940-5050

and to

David A. Lieberman, Chairman of the Special Committee of the Board of Directors

P.O. Box 39001

Fort Lauderdale, FL 33303

Facsimile: (954) 940-5050

with a copy addressed to (which shall not constitute notice):

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Stuart Stein, Esq. and Daniel Keating, Esq.

Facsimile: (202) 637-5910

8.11 Severability. If any term or provision of this Agreement is determined to be illegal, unenforceable or invalid in whole or in part for any reason, such illegal, unenforceable or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this Section 8.12, then such stricken provision shall be replaced, to extent possible, with a legal, enforceable and valid provision that is as similar in tenor to the stricken provision as is legally possible.

8.12 Entire Agreement. This Agreement, including the exhibits hereto, constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. All exhibits hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.13 Section Headings. The section headings in this Agreement are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

8.14 General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any Person. For all purposes of this Agreement, unless otherwise expressly provided or unless the context otherwise requires:

(a) any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns and pronouns shall include the plural, and vice versa;

(b) the words “herein”, “hereto” and “hereby”, and other words of similar import, refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;

(c) references to Sections, clauses, other subdivisions and exhibits are references to Sections, clauses, other subdivisions and exhibits of this Agreement;

(d) any reference herein to a statute, rule or regulation of any governmental entity (or any provision thereof) shall include such statute, rule or regulation (or provision thereof), including any successor thereto, as it may be amended from time to time; and

(e) any reference to the “Company” shall mean the Company, acting through its authorized officers or board of managers and shall not, unless otherwise expressly indicated or as required by applicable law, mean the shareholders or imply any action or approval thereby.

8.15 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile or .pdf signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first above written.

WOODBRIDGE HOLDINGS, LLC

By:	/s/ Seth M. Wise
	Name:	Seth M. Wise
	Title:	President

BBX CAPITAL COPORATION

By:	/s/ John K. Grelle
	Name:	John K. Grelle
	Title:	Executive Vice President and Chief Financial Officer

Solely with respect to Section 7:

BFC FINANCIAL COPORATION

By:	/s/ Seth M. Wise
	Name:	Seth M. Wise
	Title:	Executive Vice President

[PURCHASE AGREEMENT]